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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Defined Asset Funds Municipal Defined Fund Series 5:

We consent to the use in this Registration Statement No. 333-66199 of our report dated November 19, 1998 relating to the Statement of Condition of Defined Asset Funds Municipal Defined Fund Series 5, and to the reference to us under the heading 'How the Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 19, 1998